                                                                   EXHIBIT 10.26



                                LICENSE AGREEMENT

           This agreement, effective as of the 23rd day of May, 1996 is entered into by and between the Life Support Division of Litton Systems, Inc., a Delaware Corporation, having an address at 2734 Hickory Grove Road, Post Office Box 4508, Davenport, Iowa, 52808-4508 (hereinafter "Licensor") and Chad Therapeutics, Inc., a California Corporation, having an address at 9445 DeSoto Avenue, Chatsworth, California 91311 (hereinafter "Licensee").

           WHEREAS Licensor has developed oxygen gas concentrator and pressure intensifier technologies and related products for applications in the military, industrial and recreational markets and is of the belief that such technologies have application in the health care market.

           WHEREAS Licensee has demonstrated capabilities for manufacturing and marketing oxygen delivery systems in the health care market.

           WHEREAS the parties desire to undertake a program to redesign and repackage Licensor's technologies referenced hereinabove into a combined oxygen concentrator and oxygen cylinder charging system which will utilize Licensor's technologies to provide a product suitable for application in the health care market.
           WHEREAS the parties have entered into a Product Design Agreement dated April 16, 1996 which, as one of its terms and conditions, requires that there will be a license agreement permitting Licensee to utilize the Licensor's technologies for the manufacture and sale of the aforementioned product in the health care market.

           NOW THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby Licensor and Licensee hereby agree as follows:



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                                    ARTICLE I

Definitions:

As used herein:

A. Territory shall mean the world with the exception of Japan, China, Taiwan, Korea, Hong Kong, Singapore and Malaysia. One year after the effective date of this agreement and if the aforementioned expected countries are available for exclusive licensing of the product, Licensor shall negotiate in good faith with Licensee for the extension of this license agreement to include the excepted territories.

B. "Product" shall mean the combination of an oxygen concentrator and pressure intensifier and cylinder charging system with appropriate valves, controls and the like and suitable packaging made according to the specification in paragraph 1 B of the above referenced Product Design Agreement, which product shall be marketed and sold as a health care product.

C. "Field of Use" shall mean the health care market excluding the military, industrial and recreational markets for gas generation delivery or supply systems.

D. "Licensed Technology" shall mean Licensor's oxygen concentrator and pressure intensifier technology as embodied in Licensor's proprietary information, U.S. patent numbers 5,071,543, expiring on December 10, 2008 and 5,354,361, expiring on October 11, 2011 and related foreign patents, and Licensor's invention disclosure docket number LILS-149 for which a patent application shall be pending in the United States and selected foreign countries.

E. "Net Selling Price" shall mean the gross sales or lease price by which Licensee transfers title or possession of a Product less only usual trade discounts, sales tax which the seller has to pay or absorb, custom duties and transportation and insurance charges, if not included in the gross price, and any and a federal, foreign, state or local taxes (except income tax) incurred by the seller on such sales or leases.



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F.      "Sales, Sell or Sold", shall mean any sale, transfer, lease, license, permission to use or other transfer of the right of possession or title or other conveyance by Licensee.

G. "Proprietary Information" shall mean any scientific or technical information, design, process, procedure, formula or improvement that is competitively advantageous and secret and that is not generally known in the industry and any data or information having competitive advantages which may include, but not be limited to, data, data bases, software, product plans, strategies, materials, customer names and other information related to customers, price fists, pricing policies and financial information which the parties consider sensitive and which is not generally known to the public. The term Proprietary Information specifically includes those items which might otherwise be known as knowhow or trade secrets. It shall not include information which is not marked as "Proprietary Information" or an equivalent term.

                                   ARTICLE II

License Grant:

A. Licensor hereby grants to Licensee an exclusive, nontransferable, royalty bearing license with a right of sublicense to make, use and sell Products throughout the Territory in the Field of Use.

B. Any provision of this agreement to the contrary notwithstanding, Licensor reserves the right to make, use and sell Products according to the Licensed Technology in others than the Field of Use anywhere and in the Field of Use outside the Territory and to use the Licensed Technology in the military, industrial and recreational markets for any purpose.


                                   ARTICLE III

Consideration and Payments:



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A.      In consideration of the granting herein of the license as described in
        Article II, Licensee shall pay Licensor:

        1. A nonrefundable licensing fee in the amount of $1,250,000.00 to be paid in the following installments:

                a. On the effective date of this agreement a payment of $150,000.00.

                b. On each of the dates July 15, 1996 and November 15, 1996 payments in the amount of $250,000.00, respectively.

                C. On each of the dates February 15, 1997 and April 15, 1997 payments of $300,000.00, respectively.

        2. Royalties at the rate of 4% of the Net Selling Price of Products sold or leased by Licensee or any sublicensee under this agreement. In the event that by reason of the action of a court or tribunal of competent jurisdiction no valid claim of any existing U. S. patent or U.S. patent which matures from a patent application owned by Licensor covers the Product, Licensee or any sublicensee shall have the right to reduce the aforesaid royalty rate to 2% of the Net Selling Price. Additionally, Licensee or any sublicensee shall deposit the amount of the difference between 4% and 2% royalties into escrow until such time that the validity or enforceability of any such claim covering a Product is determined from which there can be no further appeal or review. If all claims covering a Product are determined invalid or unenforceable and there can be no further appeal or review of such decision, Licensee or a sublicensee shall have the right to dispose of the escrowed royalties in any manner they deem necessary and reasonable, otherwise the escrowed amounts shall be paid to Licensor.

B. All payments to Licensor under this agreement shall be made in U.S. dollars at Licensor's address for notice. The payments listed in paragraph A1 shall be made on the stated dates.



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        The royalty payments shall be paid to Licensor quarterly on a calendar year basis. Payments for sales made during each quarter of each calendar year shall be made to Licensor within thirty (30) days after the last day of each calendar quarter.

C. Licensee shall pay all royalties due hereunder to Licensor and Licensor shall not be required to look to any other entity for payment.

                                   ARTICLE IV

Sublicenses:

A. Subject to this paragraph, Licensee may grant sublicenses to persons or entities specifically approved in writing by Licensor, which approval shall not be unreasonably withheld, provided that each sublicense contains a provision that such sublicense and the rights thereby granted are personal to the sublicensee thereunder and such sublicense cannot be further assigned or sublicensed.

B. Any sublicense granted pursuant to this Article shall be in accordance with the terms and conditions of this agreement.

C. In respect of any sublicense granted by Licensee in accordance with this article, Licensee shall promptly pay to Licensor an amount equal to 25% of any lump sum or other payment, howsoever calculated, in addition to the royalties set forth in Article III above, made by the sublicensee thereunder in consideration for the grant of such sublicense to it by the Licensee.

                                   ARTICLE V

Accounts:

A. Not later than March 1 of each calendar year, Licensee shall furnish to Licensor a statement showing the total net sales of products made according to the Licensed Technology by



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        Licensee during the immediate preceding calendar year and the royalties payable thereon calculated in the manner required in Article III.

B. Licensee shall keep at its usual place of business true and accurate accounts of all matters connected with the use of the Licensed Technology and the manufacture and sale of all Products and shall keep books of account relating to royalties payable hereunder containing true entries complete in every particular as may be necessary or proper for enabling the amount of such royalties to be conveniently ascertained.

C. If requested in writing by Licensor, Licensee shall at all reasonable times produce evidence of the matters referred to in this Article V and shall permit such evidence to be verified by an independent accountant to be selected and paid for by Licensor. Licensee shall give such accountant all necessary facilities for verifying such evidence and shall give such information as may be necessary or proper to enable the amount of the royalties to be verified.

                                   ARTICLE VI

Improvement:

A. Should Licensee, or any consultant or employee of Licensee, during the term of this agreement make or discover any improvement in the Licensed Technology, whether patentable or not, Licensee shall forthwith disclose or cause the same to be disclosed to Licensor. Licensee shall own all right, title and interest in any such discovery or improvement. However, Licensee shall make available to Licensor any improvements or modifications it makes to the Licensed Technology and grant Licensor an irrevocable, nonexclusive, royalty free unrestricted license to use the improvements for the purposes stated in Article II, paragraph B. If so requested by Licensor, Licensee shall make available or supply to Licensor such information or data as is necessary or convenient for the proper understanding or use of such discovery or improvement.



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B.      If Licensor makes or discovers any improvement in the Licensed
        Technology, whether patentable or not, which if practiced would constitute an infringement of any patent included in the Licensed Technology or would be obvious to one skilled in the art in view of any description of the Licensed Technology, Licensor shall forthwith disclose or cause the same to be disclosed to Licensee and such improvement shall be deemed to be included in the term "Licensed Technology" and to be included in this agreement and be subject to the terms hereof

                                   ARTICLE VII

Confidentiality:

A. Licensee shall not disclose any Proprietary Information other than to Licensee employees who must have access to such information in order to carry out Licensee's obligations under this agreement, and to potential sublicensees of the Licensed Technology, providing such disclosure is in accordance with paragraph C of this Article. Prior to disclosure of Proprietary Information to Licensee employees, such employees shall be under a written obligation of confidentiality to Licensee consistent with this agreement. Trade secrets and knowhow shall be maintained in confidence by Licensee for so long as such information is maintained in confidence by Licensor.

B. To protect Licensor's Proprietary Information, Licensee shall adopt security measures commonly observed in industries that rely on Proprietary Information. These measures shall include, but not be limited to, restricted access to such information, marking such information and the selective destruction of sensitive materials. Upon termination of this agreement, Licensee shall return or destroy all documents or materials embodying Licensor's proprietary information.

C. Any disclosure of Proprietary Information by Licensee to potential vendors, subcontractors or sublicensees of the Licensed Technology shall be prohibited, unless such potential vendor



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        subcontractor or sublicensee has signed an agreement which imposes obligations of confidentiality and nonuse at least as restrictive as those imposed on Licensee hereunder.

                                   ARTICLE VII

Initial Development and Full Use of Licensed Technology:

        Should Licensor not receive a minimum of $100,000.00 in royalties from Licensee during the third year of this agreement as measured from the effective date of hereof, $300,000.00 during the fourth year and $500,000.00 during the fifth year and each year thereafter, Licensor shall have the option to terminate the license granted hereunder, to allow this agreement to continue in full force and effect or to convert the exclusive license granted hereunder to a nonexclusive license. The exercise of this option shall be taken only on sixty
(60) days written notice to Licensee. During the latter sixty (60) day period, Licensee may prevent such option from being exercised by paying Licensor an amount equal to the difference between the minimum royalty required for the year for which notice is given and the amount of royalty actually paid.


                                   ARTICLE IX

Protection of Intellectual Property:

A. The cost of preparing, prosecuting and maintaining the patent application included in the Licensed Technology and any other patent applications or copyright applications the Licensor determines to file on improvements as defined in Article VI shall be borne by Licensor.

B. Licensee shall cooperate with Licensor in enforcing or policing intellectual property protection for the Licensed Technology and improvements as provided in Article X hereinbelow and by taking all appropriate measures including marking Proprietary Information as required.



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
                                    ARTICLE X


Notice of Infringement and Enforcement of Rights:

A. Immediately upon Licensee's learning of any infringement, misappropriation or unauthorized use of Licensor's Proprietary Information, patents or other intellectual property rights pertaining to the Licensed Technology, Licensee shall promptly inform Licensor.

B. If Licensee and Licensor agree to jointly pursue enforcement of Licensor's intellectual property rights, then the parties hereto shall share equally all costs, fees and/or expenses incurred in connection with enforcement of Licensor's intellectual property rights provided only that Licensor's maximum exposure for such costs, fees and expenses shall be the amounts of compensation paid and/or payable to Licensor by Licensee hereunder. Any payments accruing from such action to enforce Licensor's intellectual property rights shall be paid to Licensee and Licensor in proportion to the party's respective contributions to all costs, fees and/or expenses incurred in such action.

C. In the event that either party shall determine for any reason that it does not choose to enforce Licensor's intellectual property rights then that party shall promptly notify the other party of such decision. The party choosing to enforce Licensor's intellectual property rights may then proceed with such enforcement action solely at its own expense and any and all recoveries shall be awarded solely and exclusively to that party. However, it is agreed that said other party shall cooperate in enforcement of the intellectual property rights, such as by providing witnesses and other evidence as needed by the enforcing party at the cost of the enforcing party.

                                   ARTICLE XI

Indemnity:

A. License hereby indemnifies holds harmless Licensor, its parent corporation, affiliates and



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        their employees, officers, board members and agents from and against all claims, suits, liabilities, damages, costs, fees, expenses or losses arising out of or resulting from Licensee's performance of this agreement, including any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use or operation of Products produced or sold by Licensee or its sublicensees or their customers in any manner whatsoever. This indemnity shall not apply to claims, suits, liabilities, damages, costs, fees, expenses or losses directly attributable to components or subassemblies supplied by Licensor, for use in Products of Licensee.

B. Licensor hereby indemnifies and holds harmless Licensee and its employees, officers, board members and agents from and against all claims, suits, liabilities, damages, costs, fees, expenses or losses arising out of third party claims against Licensee (1) for patent, copyright and/or trademark infringement resulting directly from Licensee's use of the Licensed Technology in the manufacture and sale of the Products and (2) for product liability directly relating to the licensed technology. This indemnity does not extend to claims of infringement arising from combinations of the Licensed Technology with Licensee's technology or Licensee's modifications to the Licensed Technology.

                                   ARTICLE XII

Disclaimer, Warranty and Limitation of Liability:

        Except as expressly set forth in this agreement, Licensor disclaims any and all promises, representations and warranties with respect to the Licensed Technology, including its condition, conformity to any representation or description, the existence of any latent or patent defects therein and its merchantability or fitness for a particular use or purpose.

                                  ARTICLE XIII

Ownership of Licensed Technology.

        Licensor represents that it is the exclusive owner by assignment from the inventors and its



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employees of the Licensed Technology, that it has the right to grant the License herein granted, and that prior to the effective date of this agreement, it has not granted, nor is it under any obligation to grant, any person or party any right, license, shopright or privilege under the Licensed Technology

                                   ARTICLE XIV

Trademarks:

        Except for purposes of descriptively identifying the Licensed Technology, no right, title, interest or license to any trademark or service mark of Licensor is granted to Licensee.

                                   ARTICLE XV

Relationship Between the Parties:

        Licensor and Licensee are and shall remain independent contractors and nothing herein shall create a partnership or joint venture between Licensor and Licensee.

                                   ARTICLE XVI

Advertising, Publicity and Publications:

A. Except as otherwise provided herein, Licensee shall not use the names of Litton Systems, Inc. or Litton Industries, Inc. or any of their respective affiliates or divisions in any advertisement or sales materials without the prior written consent of Licensor.

B. In any publication (including advertisements, sales and trade literature and instruction manuals) relating to the Licensed Technology used pursuant to this agreement, Licensee shall give due credit to Licensor as owner and Licensor of the Licensed Technology.

                                  ARTICLE XVII

Term and Termination:

A. This agreement shall commence on the stated effective date of this agreement and shall



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        continue until the expiration of the last expiring patent covering any of the Licensed Technology licensed hereunder or the cessation of use of the Proprietary Information by Licensee, whichever is later. Notwithstanding the foregoing the obligations of the parties under
        Article VII, XI and XII shall survive any termination of this agreement.

B. In the event of the breach of a material obligation hereunder by either party, the nonbreaching party shall inform the alleged breaching party of said breach in writing. The alleged breaching party shall have thirty
        (30) days from the date of said notification during which time to cure the breach. In the event the alleged breaching party does not cure the breach within thirty (30) days, the nonbreaching party may terminate this agreement.

C. In the event the aforementioned Product Design Agreement is terminated for any of the reasons fisted in Article VIII of that agreement, either party shall have the option to terminate this agreement. However, any of the sums due Licensor under Article III upon the date of termination shall be paid to Licensor within thirty (30) days after such termination.

D. Licensee shall within thirty (30) days of termination of this agreement for any reason deliver to Licensor all written documentation in the possession of Licensee which contains Proprietary Information pertaining to the Licensed Technology.

                                  ARTICLE XVIII

Tooling and Supplies:

A. Licensor shall manufacture and sell any pressure intensifiers (boost pumps) required for the Products to Licensee on an exclusive basis for the Field of Use within the Territory.

B. Licensor shall sell to Licensee on a nonexclusive basis and Licensee shall buy from Licensor its requirements for oxygen monitors for the Products.

C. Licensor shall retain ownership of the tooling for the aforementioned pressure intensifiers. However, Licensee will purchase and retain ownership of any remaining tooling required for the manufacture of the Product.



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
D. In the event that Licensor is unable or unwilling to supply Licensee's requirements for pressure intensifiers (boost pumps) and oxygen monitors. Licensor shall sell to Licensee the aforesaid tooling and technical information (specifications, material lists, vendor lists, assembly instructions and the like) necessary to manufacture the pressure intensifiers or oxygen monitors at Licensors then fair market value, not to exceed $250,000.00, for said tooling and technical information. Said tooling and technical information shall only be utilized by licensee to manufacture the products.

                                   ARTICLE XIX

Notices:

        All notices required or permitted under this agreement shall be in writing and shall be delivered personally or sent by certified registered mail to Licensee or Licensor at the addresses set forth below.

To Licensor:                                  To Licensee:

P.O. Box 4508                                 9445 De Soto Avenue
2734 Hickory Grove Road                       Chatsworth, California 91311
Davenport, Iowa 52808-4508

                                   ARTICLE XX

Waiver:

        Waiver by either party of any term or provision of this agreement shall not constitute a continuing waiver thereof nor of any further or additional rights such party may hold under this agreement.



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                                   ARTICLE XXI

Severability:

        If any provision of the agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions shall not in any way be affected or impaired.

                                  ARTICLE XXII

Governing Law and Disputes:

A. This agreement shall be construed in accordance with the laws of the State of Iowa, with the exception of its rules on the conflicts of laws.

B. Any disputes arising under this and/or the Product Design Agreement shall be decided by arbitration in accordance with the rules of the American Arbitration Association. Each party shall appoint an arbitrator, and the two, thus selected, shall appoint a third. If either party fails to appoint an arbitrator within sixty (60) days after receipt of the notice from the other party of its appointment of an arbitrator, or if the arbitrators fail to appoint a third, the appointment(s) shall be made by the President of the American Arbitration Association or his designee. The arbitration will be held as promptly as possible at a time and place determined by the arbitrators. The decision of a majority of the arbitrators shall be final and binding upon the parties hereto, and the expense of the arbitration shall be shared equally by the parties. Judgement upon the award can be entered in any court having jurisdiction, or application can be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.



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                                  ARTICLE XXIII

Miscellaneous:

A. This agreement along with the Product Design Agreement are the complete and exclusive statements between the parties relating to the subject matter hereof, and supersedes all prior understandings, communications or representations, either oral or written between the parties. This license agreement may not be modified or altered except by a written instrument duly executed by the parties hereto.

B. Subject to this paragraph, the license is personal to Licensee. It is expressly understood that this agreement may not be assigned by either party without the prior written consent of the other.

C. This agreement shall bind and entire to the benefit of the parties hereto and their respective successors and permitted assigns, but nothing contained herein shall be deemed to permit assignment by either party except as otherwise permitted in this agreement.

D. Neither party shall be held in breach of this agreement because of acts or omissions caused by any act of God or other cause beyond the control of the parties including but not limited to fire, floods, labor disputes or other unforeseen circumstances.

        IN WITNESS WHEREOF the parties have set their hands and seals and duly executed this agreement effective as of the date first written above.

Litton Systems, Inc.                      Chad Therapeutics, Inc.
Life Support Division

By /s/ JOHN J. HEFFERNAN                  By /s/ CHARLES R. ADAMS
  ------------------------                   ------------------------
Title    Pres.                            Title    CEO
     ---------------------                      ---------------------
Date     5-31-96                          Date     5-31-96
    ----------------------                     ----------------------



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
                      FIRST AMENDMENT TO LICENSE AGREEMENT

        This First Amendment to the License Agreement (the "License First Amendment") is entered into and made effective as of the 3 day of September, 1996 by and between the Life Support Division of Litton Systems, Inc., a Delaware corporation, having its address at 2734 Hickory Grove Road, PO Box 4508, Davenport, Iowa 52808 (hereinafter referred to as "Licensor") and Chad Therapeutic, Inc., a California corporation having its address at 9445 DeSoto Avenue, Chatsworth, California 91311 (hereinafter referred to as "Licensee"), and hereinafter collectively referred to as "Parties" and individually as "Party".

                                    RECITALS

        WHEREAS, Litton and Chad entered into a License Agreement having an effective date of April 16, 1996 (hereinafter the "License Agreement") for the design by Litton of a Home Oxygen Concentrator and Cylinder Charging System (referred to in the License Agreement as "Product" or "Device"); and

        WHEREAS, the Parties desire to amend the terms of the License Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Licensor and Licensee hereby agree to amend the License Agreement as follows:

1. The term "Licensed Technology" shall be amended by the addition of the following to the end of the definition: "Licensed Technology shall also include all technical information, computer software, trade secrets and related intellectual property, including, without limitation, patented technology, covering the Oxygen Monitor and Test Equipment and related manufacturing technology to be developed by Licensor and disclosed to Licensee under the terms of the First Amendment to the Product Design Agreement.

2. All other terms and conditions of the License Agreement shall remain in full force and effect and shall cover the reciprocal obligations of the parties to the extent that they have been modified by this First Amendment.



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        IN WITNESS WHEREOF, the Parties have set their hands and seals and duly executed this License First Amendment effective as of the date first written above.

Litton Systems, Inc.
Life Support Division

By:/s/ JOHN J. HEFFERNAN
   -----------------------------
       John J. Heffernan

Title: President - Litton Life Support Division




Chad Therapeutic Inc.

By:/s/ CHARLES R. ADAMS
   -----------------------------
       Charles R. Adams

Title: Chairman, CEO



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
                      SECOND AMENDMENT TO LICENSE AGREEMENT

        This Second Amendment to the License Agreement (the "License Second Amendment") is entered into and made effective as of the 7 day of November 1996 by and between the Life Support Division of Litton Systems, Inc., a Delaware corporation, having its address at 2734 Hickory Grove Road, PO Box 4508, Davenport, Iowa 52808 (hereinafter referred to as "Licensor") and Chad Therapeutic, Inc., a California corporation having its address at 9445 DeSoto Avenue, Chatsworth, California 91311 (hereinafter referred to as "Licensee"), and hereinafter collectively referred to as "Parties" and individually as "Party".

                                    RECITALS

        WHEREAS, Litton and Chad entered into a License Agreement having an effective date of April 16, 1996 (hereinafter the "License Agreement") for the design by Litton of a Home Oxygen Concentrator and Cylinder Charging System (referred to in the License Agreement as "Product" or "Device"); and

        WHEREAS, the parties entered into a First Amendment to the License Agreement; and

        WHEREAS, THE Parties desire to further amend the terms of the License Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Licensor and Licensee hereby agree to amend the License Agreement as follows:

1. The term "Licensed Technology" shall be amended by the addition of the following to the end of the definition: "Licensed Technology shall also include all technical information, computer software, trade secrets and related intellectual property, including, without limitation, patented technology, covering the High Pressure Fill Port and Pressure Vessel Flow Controller and related manufacturing technology to be developed by Licensor and disclosed to Licensee under the terms of this Second Amendment to the Product Design Agreement.



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2.      All other terms and conditions of the License Agreement shall remain in full force and effect and shall cover the reciprocal obligations of the parties to the extent that they have been modified by the Second Amendment.

3. In addition to the Licensed Technology statements, the "Product" definition in Article 1, section B of the License Agreement shall be modified to reflect the project changes which have transpired since the FDA meeting in July, 1996. The product name, Chad Total Oxygen Delivery System, indicates that the Product has evolved from an oxygen concentrator to an oxygen delivery system. The "Product" definition shall be modified to include all of the components packaged by Chad which make up the "System" that are the results of the Litton design effort described under the Product Design Agreement and its amendments. As of the effective date of the License Second Amendment, these components include the CTODS oxygen concentrator and all portable oxygen cylinders equipped with the pressure vessel flow control valve (Special Fitting). The terms of the License Agreement shall govern all portable oxygen cylinders equipped with the pressure vessel flow control valve (Special Fitting) regardless of whether they are sold with the "System" or sold separately.

        IN WITNESS WHEREOF, the Parties have set their hands and seals and duly executed this License Second Amendment effective as of the date first written above.

Litton Systems, Inc.
Life Support Division


By: /s/ JOHN J. HEFFERNAN
   -------------------------------
        John J. Heffernan

Title: President - Litton Life Support Division


Chad Therapeutic Inc,


By: /s/ CHARLES R. ADAMS
   -------------------------------
        Charles R. Adams

Title: Chairman, CEO



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
                      THIRD AMENDMENT TO LICENSE AGREEMENT


        This Third Amendment to the License Agreement (the "License Third Amendment") is entered into and made effective as of the 15 day of October, 1997 by and between the Life Support Division of Litton Systems, Inc., a Delaware corporation, having its address at 2734 Hickory Grove Road, P.O. Box 4508, Davenport, Iowa 52808 (hereinafter referred to as "Licensor") and Chad Therapeutic, Inc., a California corporation having its address at 21622 Plummer Street, Chatsworth, California 91311 (hereinafter referred to as "Licensee"), and hereinafter collectively referred to as "Parties" and individually as "Party".

                                    RECITALS

        WHEREAS, Litton and Chad entered into a License Agreement having an effective date of April 16, 1996 (hereinafter the "License Agreement") for the design by Litton of a Home Oxygen Concentrator and Cylinder Charging System (referred to in the License Agreement as "Product" or "Device"); and

        WHEREAS, the parties entered into a First Amendment to the License Agreement having an effective date of September 3,1996 and a Second Amendment to the License Agreement having an effective date of October 29, 1996; and

        WHEREAS, the parties desire to further amend the terms of the License Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Licensor and Licensee hereby agree to amend the License Agreement and the amendments thereto referenced above as follows:

        1. Licensor hereby grants to Licensee an option to obtain an exclusive, non-transferable, royalty-bearing license with a right of sublicense to make, use and sell Products in the Field of Use in Japan, China, Taiwan, Korea, Hong Kong, Singapore and Malaysia (hereinafter the "Option").

        2. The Option shall be exercisable by Licensee from the effective date of this License Third Amendment through December 31, 1999, after which time the Option shall expire.

        3. If Licensor exercises the Option, then Licensee shall pay Licensor the following sums:

        (a) Licensee shall pay Licensor the sum of $100,000 within ten business days after Licensee notifies Licensor of its exercise of the Option; and

        (b) Licensee shall pay Licensor a second sum of $100,000 twelve months after the date on which Licensee has notified Licensor of its exercise of the Option.

        4. As further consideration for the grant of said Option, Licensee shall pay to Licensor royalties at the rate of four percent (4%) of the Net Selling Price of Products sold or leased by Licensee or any sublicensee in China, Taiwan, Korea, Hong Kong, Singapore or Malaysia. For sales of Products in Japan, Licensee shall pay to Licensor a royalty at the rate of six percent (6%) of the Net Selling Price of Products sold in Japan by Licensee or a sublicensee.

        5. In consideration of Licensor deferring its right to make use of the Licensed Technology in Japan, China, Taiwan, Korea, Hong Kong, Singapore or Malaysia during the time that the Option is available for exercise by Licensee, Licensee shall pay to Licensor the sum of $50,000 on or before January 31, 2000 if Licensee does not exercise the Option within the time period set forth in Paragraph 2 herein.

        IN WITNESS WHEREOF, the Parties have set their hands and seals and duly executed this License Third Amendment effective as of the date first written above.

LITTON SYSTEMS, INC.                         CHAD THERAPEUTIC, INC.
LIFE SUPPORT DIVISION

By: /s/ JOHN J. HEFFERNAN                    By: /s/ CHARLES R. ADAMS
   -------------------------------              -------------------------------
   John J. Heffernan, President                 Charles R. Adams
   Litton Life Support Division                 Chairman, CEO